                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  June 3, 1996


                                  Buffets, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

        Minnesota                0-14370                      41-1462294
     ----------------    ---------------------------      -----------------
(State of Incorporation)  (Commission File Number)        (I.R.S. Employer
                                                        Identification Number)


10260 Viking Drive, Suite 100
Eden Prairie, Minnesota                                55344
- -----------------------------------------------------------------
(Address of principal executive offices)             (Zip code)


                              (612) 942-9760
                              --------------
                      (Registrant's telephone number)

Item 5.   OTHER EVENTS.

          Buffets, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of June 3, 1996 (the "Merger Agreement"), with HomeTown Buffet, Inc., a Delaware corporation ("HomeTown"), and Country Delaware, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"), providing for the statutory merger of Sub with and into HomeTown (the "Merger") resulting in HomeTown becoming a wholly owned subsidiary of the Company.

          Under the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of HomeTown Common Stock will be converted into
1.17 shares of Common Stock, par value $.01, of the Company. Cash will be paid in lieu of the issuance of any fractional shares. In addition, the Company would assume certain obligations under HomeTown's outstanding 7% Subordinated Convertible Notes.

          The consummation of the Merger is subject to approval by the shareholders of the Company and the stockholders of HomeTown, necessary regulatory approvals and certain other conditions, all as set forth in the Merger Agreement. The Merger Agreement contemplates that the Merger will be accounted for as a pooling of interests and be tax free to the stockholders of HomeTown.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as an exhibit and incorporated herein by reference.

Item 7.        EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of June 3, 1996, among Buffets, Inc., Country Delaware, Inc. and HomeTown Buffet, Inc.

99.1  Press release dated June 4, 1996.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BUFFETS, INC.



Date:  June 6, 1996                     By:  /S/ CLARK C. GRANT
                                             -----------------------------
                                             Clark C. Grant, Executive
                                             Vice President of Finance and
                                             Administration

                                  Exhibit Index

EXHIBIT
- -------

2.1 Agreement and Plan of Merger, dated as of June 3, 1996 among Buffets, Inc., Country Delaware, Inc. and HomeTown Buffet, Inc.

99.1  Press release dated June 4, 1996